EXECUTION COPY



                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of May 31, 2001, between MIRANT CORPORATION, a Delaware corporation (the "Company"), and SALOMON SMITH BARNEY INC. (the "Initial Purchaser"). This Agreement is made pursuant to the Purchase Agreement, between the Company, as the issuer of 2.5% Convertible Senior Debentures due 2021, and the Initial Purchaser. The Debentures are to be issued pursuant to the provisions of an Indenture dated as of May 31, 2001 between the Company and Bankers Trust Company, as Trustee (the "Trustee"). The Debentures will be convertible into fully paid, nonassessable shares of common stock, par value $0.01 per share, of the Company on the terms, and subject to the conditions set forth in the Indenture. To induce the Initial Purchaser to purchase the Debentures, the Company has agreed to provide the registration rights set forth in this Agreement.

     1.   Certain Definitions.

         For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings:

          (a) "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 principal amount of Debentures as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Debentures are then outstanding, the Conversion Rate that would be in effect were such Debentures then outstanding without giving effect to any upward interest adjustment provisions.

          (b) "Applicable Principal Amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of Debentures, the sum of the principal amount of such Debentures plus accrued and unpaid interest (excluding any accrued and unpaid interest payable as cash interest) with respect to such Debentures through such date of determination or, if no Debentures are then outstanding, such sum calculated as if such Debentures were then outstanding.

          (c) "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          (d) "Closing Date" means the date on which the Debentures are initially issued.
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          (e) "Commission" means the Securities and Exchange Commission,  or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (f) "Conversion Rate" shall have the meaning assigned such term in the Indenture.

          (g) "Debentures" means the 2.5% Convertible Senior Debentures due 2021, to be issued under the Indenture and sold by the Company to the Initial Purchaser, and securities (other than the Shares) of the Company issued in exchange therefor or in lieu thereof pursuant to the Indenture.

          (h)  "Deferral  Notice"  has the meaning  assigned  thereto in Section
     3(g).

          (i)  "Deferral  Period"  has the meaning  assigned  thereto in Section
     3(g).

          (j) "Effective Time" means the time and date as of which the Commission declares the Shelf Registration effective or as of which the Shelf Registration otherwise becomes effective.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

          (l) "Holder" means the Initial Purchaser for so long as it owns any Registrable Securities, and such of its respective successors and assigns who acquire Registrable Securities, directly or indirectly, from such person or from any successor or assign of such person, in each case for so long as such person owns any Registrable Securities.

          (m) "Indenture" means the Indenture dated as of May 31, 2001, between the Company and Bankers Trust Company, as Trustee, as the same shall be amended from time to time.

          (n) "Material Event" has the meaning assigned thereto in Section 3(b)(vi).

          (o) "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Security Holder Notice and Questionnaire attached as Appendix A to the
     Offering Memorandum of the Company dated May 24, 2001 relating to the Debentures.

          (p) "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          (q)   "Person"   means  a   corporation,   association,   partnership,
     organization, business, individual, government or political subdivision thereof or governmental agency.

          (r)   "Prospectus"   means  the  prospectus   included  in  any  Shelf
     Registration,  as amended or  supplemented  by any  amendment or prospectus
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     supplement,   including  post-effective   amendments,   and  all  materials
     incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

          (s) "Purchase Agreement" means the Purchase Agreement dated May 24, 2001 between the Company and the Initial Purchaser.

          (t) "Registrable Securities" means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) in the circumstances contemplated by Section 2(a) of this Agreement, a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred by the Holder thereof pursuant to such effective registration statement; (ii) such Securities are sold pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Securities are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iii) such Securities shall cease to be outstanding (including, in the case of the Debentures, upon conversion into Shares).

          (u) "Registration Default" has the meaning assigned thereto in Section 2(c).

          (v) "Registration Default Damages" has the meaning assigned thereto in
     Section 2(c).

          (w) "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any registration statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iv) all rating agency fees; (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "comfort" letters required by or incident to such performance and compliance; (vi) the fees and expenses of the Trustee, and any paying agent, exchange agent or custodian; (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Debentures on any securities exchange or exchanges; and (viii) the reasonable fees and expenses of any experts retained by the Company in connection with the registration statement.

          (x) "Resale Period" means the period beginning on the date the Shelf Registration becomes effective and ending on the earlier of (i) the date
     the  Shelf  Registration   ceases  to  be  effective  or  (ii)  the  second
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     anniversary  of the Closing Date or any later  closing date for the sale of
     Optional Securities (as defined in the Purchase Agreement).

          (y) "Restricted Holder" means (i) a Holder that is an affiliate of the Company within the meaning of Rule 405 or (ii) a broker-dealer who receives Securities for its own account but did not acquire the Securities as a result of market-making activities or other trading activities.

          (z) "Rule 144," "Rule 405" and "Rule 415" means, in each case, such rule promulgated under the Securities Act.

          (aa) "Securities" means, collectively, the Debentures and the Shares.

          (bb) "Securities Act" means the Securities Act of 1933, as amended.

          (cc) "Shares" means the shares of common stock of the Company, par value $.01 per share, into which the Debentures are convertible or that have been issued upon any conversion from Debentures into common stock of the Company.

          (dd) "Shelf Registration" has the meaning assigned thereto in Section 2(a).

          (ee) "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

          (ff) "Underwriting Majority" means on any date, Holders holding at least 66 2/3% of the aggregate principal amount of the Registrable Securities outstanding on such date; provided, that for the purpose of this definition, a holder of Shares that constitute Registrable Securities and issued upon conversion of Debentures shall be deemed to hold an aggregate principal amount of Registrable Securities (in addition to the principal amount of Debentures held by such holder) equal to (x) the number of Shares that are Registrable Securities held by such holder multiplied by (y) the then Applicable Conversion Price.

          (gg) "Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

     2.   Registration Under the Securities Act.

          (a) The Company agrees to file under the Securities Act as promptly as practicable but in any event on or prior to October 29, 2001 a "shelf" registration statement providing for the registration of, and the sale on a
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     continuous  or delayed  basis by the  Holders  of,  all of the  Registrable
     Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (the "Shelf Registration"). The Company agrees to use its commercially reasonable efforts to cause the Shelf Registration to become or be declared effective within 210 days after the Closing Date and to keep such Shelf Registration continuously effective for a period ending on the earlier of (i) the second anniversary of the Closing Date or any closing date for Optional Securities or (ii) such time as there are no longer any
     Registrable   Securities   outstanding.   The  Company  further  agrees  to
     supplement or make amendments to the Shelf Registration, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Holders of the Registrable Securities copies of any such supplement or amendment upon request following its filing with the Commission.

          (b) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2(b) and Section 3(g) of this Agreement. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration. From and after the date the Shelf Registration is declared effective, the Company shall, from time to time after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and
     Questionnaire   is  named  as  a  selling  security  Holder  in  the  Shelf
     Registration and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration, the Company shall use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(b)(i) upon request; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(b)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and
     (iii) above upon  expiration  of the  Deferral  Period in  accordance  with
     Section 3(g) of this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any
     Holder that is not a Notice Holder as a selling security Holder in any Shelf Registration or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this
     Section 2(b) (whether or not such Holder was a Notice Holder at the time the Shelf Registration was declared effective) shall be named as a selling security Holder in the Shelf Registration or related Prospectus in accordance with the requirements of this Section 2(b).
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          (c) If any of the  following  events  (any such event a  "Registration
     Default") shall occur, then liquidated damages (the "Registration Default Damages") shall become payable in respect of the Securities as follows:

               (i) if the Shelf Registration is not filed with the Commission on or prior to October 29, 2001, then commencing on the day after October 29, 2001, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Debentures that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days following October 29, 2001 and 0.5% per annum thereafter; or

               (ii) if the Shelf Registration is not declared effective by the Commission on or prior to the 210th day following the Closing Date, then commencing on the 211th day after the Closing Date, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Debentures that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days following such 211th day and 0.5% per annum thereafter; or

               (iii) if the Shelf Registration has been declared effective but such Shelf Registration ceases to be effective (other than pursuant to
          Section  3(g) of this  Agreement)  at any time prior to the earlier of
          (A) two years from the Closing Date or Optional Closing Date or (B) the time at which there ceases to be any Registrable Securities outstanding, then commencing on the day such Shelf Registration ceases to be effective, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Debentures that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days following such date on which the Shelf Registration ceases to be effective and 0.5% per annum thereafter; or

               (iv) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(g) of this Agreement, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Applicable Principal Amount of any outstanding Debentures that are Registrable Securities and the Applicable Conversion Price of any outstanding Shares that are Registrable Securities at a rate of 0.25% per annum for the first 120 days and 0.5% per annum thereafter;

     provided, however, that the Registration Default Damages rate on the Securities shall not exceed in the aggregate 0.5% per annum; provided further, however, that (1) upon the filing of the Shelf Registration (in the case of clause (i) above), (2) upon the effectiveness of the Shelf
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     Registration (in the case of clause (ii) above), (3) upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of clause (iii) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(g) to be exceeded (in the case of clause (iv) above) or (5) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k), Registration Default Damages on the Securities as a result of such clause, as the case may be, shall cease to accrue.

          (d) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof. Each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration.

          (e) Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post-effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

          (f) Notwithstanding any other provision of this Agreement, no Holder of Registrable Securities who does not comply with the provisions of
     Section 3(d), if applicable, shall be entitled to receive Registration Default Damages unless and until such Holder complies with the provisions of such section, if applicable.

     3.   Registration Procedures.

     The following provisions shall apply to registration statements filed pursuant to Section 2 of this Agreement:

          (a) At the Effective Time of the Shelf Registration, the Company shall qualify the Indenture under the Trust Indenture Act.

          (b) In connection with the Company's obligations with respect to the Shelf Registration, the Company shall:

               (i) prepare and file with the Commission a registration statement with respect to the Shelf Registration on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its commercially reasonable efforts to cause such registration statement to become effective in accordance with Section 2(a) above;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section
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          2(a)  above  and as may  be  required  by  the  applicable  rules  and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the Holders of the Registrable Securities, upon request, copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

               (iii) comply, as to all matters within the Company's control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders thereof provided for in such registration statement;

               (iv)  provide  to any  of  (A)  the  Holders  of the  Registrable
          Securities to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of
          Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent and (E) not more than one counsel for all the Holders of such Registrable Securities who so request of the Company in writing the opportunity to participate in the preparation of such registration statement, upon request, each Prospectus included therein or filed with the Commission and each amendment or supplement thereto;

               (v) if  reasonably  requested  in  writing in  connection  with a disposition of Registrable Securities pursuant to a registration statement, make reasonably available during normal business hours by a representative of the Holders of the Registrable Securities and the other persons referred to in Section 3(b)(iv), such financial and other information and books and records of the Company, and cause the
          officers,   employees,   counsel  and  independent   certified  public
          accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) such information is required to be set forth in such registration statement or the Prospectus included therein or in an amendment to such
          registration   statement  or  an  amendment  or   supplement  to  such
          Prospectus in order that such registration statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a
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          material fact  required to be stated  therein or necessary to make the statements therein not misleading;

               (vi)  promptly   notify  the  selling   Holders  of   Registrable
          Securities, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in the Shelf Registration or a supplement thereto, and confirm such notice in writing, (A) when such registration statement or the Prospectus included therein or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (D) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a "Material Event") as a result of which any Shelf Registration shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (D) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading),
          (E) of the determination by the Company that a post-effective amendment to a Shelf Registration will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(g)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(g) shall apply or
          (F) at any time when a Prospectus is required to be delivered under the Securities Act, that such registration statement, Prospectus, Prospectus supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

               (vii) use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

               (viii) if requested by any managing underwriter or underwriters, any placement or sales agent or any Holder of Registrable Securities, promptly incorporate in a Prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount at maturity or number of Registrable Securities being sold by such Holder or agent or to any underwriters, the name and description of such Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Holder or agent or to such underwriters; and make all required filings of such Prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (ix)  upon  request,   furnish  to  each  Holder  of  Registrable
          Securities, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in
          Section 3(b)(iv), an executed copy (or, in the case of a Holder of Registrable Securities, a conformed copy) of such registration statement, each such amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of such registration statement (excluding exhibits thereto) and of the Prospectus included in such registration statement (including each preliminary Prospectus and any summary Prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Company hereby consents to the use of such Prospectus (including any such preliminary or summary Prospectus) and any amendment or supplement thereto by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company in connection with the offering and sale of the Registrable Securities covered by the Prospectus (including any such preliminary Prospectus) or any supplement or amendment thereto; and

               (x) use its commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such registration statement under such securities laws or blue sky laws of such United States jurisdictions as any Holder of such Registrable Securities and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(a) and for so long as may be necessary to enable any such Holder, agent or underwriter to complete its distribution of Securities pursuant to such registration statement but in any event not later than the date through which the Company is required to keep the Shelf Registration effective pursuant to Section 2(a); provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(b)(x), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

          In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party; provided that the Company shall use its commercially reasonable efforts to obtain the necessary information from any party responsible for providing such information.

          (c) In the event  that the  Company  would be  required,  pursuant  to
     Section 3(b)(vi)(D), to notify the selling Holders of Registrable Securities, the placement or sales agent, if any, therefor or the managing underwriters, if any, thereof named in the Shelf Registration or a supplement thereto of the existence of the circumstances described therein, the Company shall prepare and furnish to each such Holder, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such Prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder. Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company, pursuant to Section 3(b)(vi)(D), such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration may continue.

          (d) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder's intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Until the expiration of two years after the Closing Date or any later closing date for the sale of Optional Securities, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

          (f) Upon the occurrence of a Material Event, the Company shall as promptly as practicable prepare and file a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration and Prospectus so that such Shelf Registration does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Shelf Registration, use all commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable.

          (g) Upon the occurrence or existence of any pending corporate development or any other Material Event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall, without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(c), not exceed forty-five (45) days in any three (3) month period or ninety (90) days in any twelve (12) month period.

     4.   Holder's Obligations.

     Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(b) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration under applicable law or pursuant to SEC comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effectiveness Period, to notify the Company, within 10 business days of request, of the amount of Registrable Securities sold pursuant to the Shelf Registration and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

     5.   Underwritten Offerings.

          (a) The Underwriting Majority may sell its Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration only with the Company's consent, which consent may be granted or withheld in the Company's sole discretion.

          (b) Participation of Holders. No holder may participate in any Underwritten Offering hereunder unless such Holder:

               (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

               (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          (c) Selection of Underwriters. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a majority of Holders whose Registrable Securities are included in such Underwritten Offering; provided, that such investment bankers and managers must be reasonable satisfactory to the Company.

     6.   Representations and Warranties.

         The Company represents and warrants to, and agrees with, the Initial Purchaser and each of the Holders from time to time of Registrable Securities that:

          (a) Each registration statement covering Registrable Securities and each Prospectus (including any preliminary or summary Prospectus) contained therein or furnished pursuant to Section 3(c) hereof and any further amendments or supplements to any such registration statement or Prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a Prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to Holders of Registrable Securities pursuant to Section 3(b)(vi)(D) hereof until (ii) such time as the Company furnishes an amended or supplemented Prospectus pursuant to Section 3(c) hereof or such time as the Company provides notice that offers and sales pursuant to the Shelf Registration may continue, each such registration statement, and each Prospectus (including any summary Prospectus) contained therein or furnished pursuant to Section 3(b) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder of Registrable Securities expressly for use therein.

          (b) Any documents incorporated by reference in any Prospectus referred to in Section 6(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Holder of Registrable Securities expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, except to the extent that any such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Company is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company; and, to the best knowledge of the Company, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act contemplated hereby, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

     7.   Indemnification.

          (a) Indemnification by the Company. In connection with the Shelf Registration, the Company shall, and it hereby agrees to, indemnify and hold harmless each of the Holders of Registrable Securities included in such Shelf Registration, and each person who is named in such Shelf Registration or a supplement thereto as an underwriter in any offering or sale of such Registrable Securities and each person who controls any such person (each, a "Participant") against any losses, claims, damages or liabilities, joint or several, to which such Participant may become subject under the Securities Act or otherwise, and to reimburse such Participant for any legal or other expenses incurred by them in connection with investigating or defending any actions, insofar as such losses, claims, damages, liabilities or actions in arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary Prospectus contained therein or furnished by the Company to any such Participant, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading; provided, however, that the Company shall not be liable to any such Participant in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participant expressly for use therein. This indemnity with respect to the Prospectus shall not inure to the benefit of any Participant on account of any losses, claims, damages, liabilities or actions arising from the sale of Registrable Securities to any person if a copy of the Prospectus, as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of such Participant to such person with or prior to the written confirmation of the sale involved and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim or damage.

          (b) Indemnification by Participants. Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the Company's directors, officers and employees and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, but only with reference to written information furnished to the Company by or on behalf of such Participant specifically for use in any registration statement, or any preliminary or final or summary Prospectus contained therein or any amendment or supplement thereto; provided, that, in the case of a Shelf Registration, no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration. This indemnity agreement will be acknowledged by each Participant that is not an Initial Purchaser in such Participant's Notice and will be in addition to any liability which any such person may otherwise have.

          (c) Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under
     Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the indemnifying party, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Company shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its consent.

     No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     8.   Rule 144.

     The Company covenants to the Holders of Registrable Securities that the Company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the

Securities Act) and the rules and regulations adopted by the Commission thereunder, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities in connection with that Holder's sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

     9.   Miscellaneous.

          (a) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1115 Perimeter Center West, Suite 100, Atlanta, Georgia 30338, Attention: Treasurer; if to the Initial Purchaser, to it at the address for the Initial Purchaser set forth in the Purchase Agreement; and if to a Holder, to the address of such Holder set forth in the security register, a Notice and Questionnaire or other records of the Company or to such other address as the Company or any such Holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (b) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

          (c) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

          (d) LAW GOVERNING. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (e) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the
     meaning  or   interpretation   of  this  Agreement.

          (f) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (g) Entire Agreement; Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and Salomon Smith Barney, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and Salomon Smith Barney to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by Salomon Smith Barney Inc. and the Company.

          (h) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          (i) Third Party Beneficiary. Each of the Holders shall be a third party beneficiary of the agreements made hereunder between the Company on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (j) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable

     Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                       MIRANT CORPORATION


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:



Salomon Smith Barney Inc.


By: _________________________
Name:
Title:





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